EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 5, 2005, except for Note 2, as to which the date is December 23, 2005, relating to the balance sheet as of June 30, 2005 of Rosetta Resources Inc., which appears in Rosetta Resources Inc.’s Registration Statement on Amendment No. 3 of Form S-1. We also consent to the reference to us under the heading “Experts” in such Registration Statement on Form S-8

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 10, 2006